UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2023, Edible Garden AG Incorporated (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation (the “Charter”) to increase the total number of authorized shares of capital stock of the Company from 20,000,000 to 110,000,000 and to increase the total authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from 10,000,000 shares to 100,000,000 shares. Following this approval, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on November 7, 2023. The effective date of the Certificate of Amendment is November 10, 2023. The effectiveness of the Certificate of Amendment does not have any effect on the voting power or other rights of stockholders, and it will not have any dilutive effect on the proportionate voting power of existing stockholders unless additional shares are issued.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the proposals set forth below were submitted to the Company’s stockholders. The number of shares of Common Stock entitled to vote at the Special Meeting was 5,702,808. The number of shares of Common Stock present or represented by proxy at the Special Meeting was 3,517,605. There were no broker non-votes at the Special Meeting. The voting results for the proposals were as follows:

1. Proposal 1: The Company’s stockholders approved the Certificate of Amendment to increase the total number of authorized shares of capital stock of the Company from 20,000,000 to 110,000,000 and to increase the total authorized shares of Common Stock of the Company from 10,000,000 to 100,000,000. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below.

For	Against	Abstain
3,010,950	451,930	54,725

2. Proposal 2: The Company’s stockholders approved an amendment to the Charter to effect a reverse stock split of the Common Stock in a range of not less than one-for-five shares but not more than one-for-fifty shares, at the discretion of the board of directors. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below.

For	Against	Abstain
3,054,884	425,530	37,191

3. Proposal 3: The Company’s stockholders approved a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal 1 and Proposal 2 if there were not sufficient votes at the time of the Special Meeting to adopt Proposal 1 and/or Proposal 2 or to establish a quorum. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below.

For	Against	Abstain
3,038,270	426,131	53,204

Because Proposals 1 and 2 were approved by the Company’s stockholders, an adjournment of the Special Meeting was not necessary.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation filed November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: November 9, 2023	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

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